UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 19, 2006

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19084	94-2925073
(Commission File)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On September 19, 2006, PMC-Sierra, Inc. (“the Company”) entered into an Employment Agreement (“the Agreement”) with Alan Krock, Vice President and Chief Financial Officer of the Company, which changes the terms of Mr. Krock’s employment.

The Agreement provides, among other things, that Mr. Krock will continue to serve as the Company’s Chief Financial Officer until the Company has appointed a new Chief Financial Officer or an Interim Chief Financial Officer, after which the Company may change Mr. Krock’s position and duties. Mr. Krock is also permitted to accept other employment arrangements, Board of Director assignments and consulting assignments during his employment with the Company. During the term of the Agreement, Mr. Krock will receive a base annual salary of $265,000, less applicable withholdings, until Mr. Krock accepts full-time employment elsewhere at which time Mr. Krock’s base annual salary will be reduced to $53,000, less applicable withholdings. The Agreement terminates upon the earliest of: (i) the twelve-month anniversary of the appointment of the new Chief Financial Officer or Interim Chief Financial Officer, (ii) Mr. Krock’s resignation of his employment with the Company, or (iii) the Company’s termination of Mr. Krock’s employment for cause as defined in the Agreement.

The foregoing description is qualified in its entirety by the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement between Alan Krock and PMC-Sierra, Inc. dated as of September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

/s/ Robert L. Bailey
Robert L. Bailey
President and Chief Executive Officer

Date: September 22, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Alan Krock and PMC-Sierra, Inc. dated as of September 19, 2006.